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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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The following materials are included on El Paso's Corporations Website

[NEW] SHAREHOLDERS' MEETING
The 2003 Annual Shareholders' Meeting will be held at the George R. Brown Convention Center in Houston at 2:00 pm on June 17, 2003. Learn more... [LINKED TO INFORMATION BELOW]

2003 ANNUAL SHAREHOLDERS' MEETING
[LINKED TO INFORMATION BELOW] definitive proxy statement (PDF, 357K)

[LINKED TO INFORMATION BELOW] five-point business plan

[LINKED TO INFORMATION BELOW] slate of nominees

letters to shareholders
[LINK] May 12, 2003 (PDF, 42K) [Previously filed]

[LINK] March 28, 2003 (PDF, 53K) [Previously filed]

investor presentation
Due to the large size of this PDF document, we recommend that you right-click on the link and use the Save Target As... feature to save the document to your PC, then view or print it locally.) [LINK]Investor Presentation, June 2003 (PDF, 904K) [Previously filed]

press releases
[LINK] May 27, 2003, El Paso Corporation Sends Letter to
Shareholders: Urges Stockholders To Vote WHITE in Favor of Board's Nominees [Previously filed]

[LINK] May 12, 2003, El Paso Corporation Mails Definitive Proxy Materials:
Urges Stockholders to Vote WHITE in favor of Board's Nominees [Previously filed]

[LINK] April 7, 2003, El Paso Corporation Announces Slate For 2003 Annual Meeting [Previously filed]

[LINK] March 11, 2003, El Paso Corporation Asks Shareholders to Reject Zilkha Proxy Filing: Board Committed to Continuing the Significant Progress Being Made on Execution of Business Plan [Previously filed]

[LINK] February 18, 2003, El Paso Corporation Asks Shareholders to Reject Zilkha Proposal and Support Company's Business Plan Execution [Previously filed]

EL PASO'S FIVE-POINT BUSINESS PLAN

El Paso Corporation has developed and is making excellent progress on a five-point business plan for 2003 designed to address a volatile business environment. With this plan, we are confident that the company is headed in the right direction.

EL PASO IS COMMITTED TO:

     PRESERVING AND ENHANCING THE VALUE OF OUR CORE BUSINESSES--natural gas pipelines, production, and midstream. We will continue to invest efficiently in these businesses to maintain their leadership positions. Our capital expenditure plan reflects that commitment with nearly 90 percent of 2003 capital devoted to our core businesses.

     EXITING NON-CORE BUSINESSES QUICKLY, BUT PRUDENTLY. We are exiting the energy trading business and aggressively working to liquidate our remaining portfolio. In addition to the $3.9 billion of non-core assets we sold in 2002, we plan to sell $3.4 billion of non-core assets in 2003.

     STRENGTHENING AND SIMPLIFYING THE BALANCE SHEET WHILE MAXIMIZING LIQUIDITY. We have completed a number of financing transactions that provide significant value to all our stakeholders by further improving our liquidity position while simplifying and strengthening our balance sheet. These transactions also provide us flexibility to aggressively reduce our leverage with cash flow from operations and the proceeds from our asset sales program. In addition to our financing activities, we reduced capital expenditures substantially to $2.6 billion for 2003, a decrease of 35 percent from 2002 levels and a 54-percent decrease from 2001. Finally, we announced a reduction in our common stock dividend to $.16 per share annually. While this decision was difficult for the board of directors, the reduction will provide us with approximately $425 million in cash per year and reduce our balance sheet leverage by more than 1.5 percentage points per year.

     AGGRESSIVELY PURSUING ADDITIONAL COST REDUCTIONS. In 2002, we achieved our goal of $300 million in cost reductions. For 2003, we have targeted $150 million in cost reductions, and we are targeting at least $250 million of additional pre-tax cost savings and business efficiencies by the end of 2004. To achieve these goals, we have launched a company-wide initiative to develop--from the ground up--a cost structure that will be in line with what we are going to be--not what we were.

     CONTINUING TO WORK DILIGENTLY TO RESOLVE LITIGATION AND REGULATORY MATTERS FACING THE COMPANY. We reached an agreement in principle to resolve the principal litigation and claims against us relating to the sale or delivery of natural gas and electricity in the Western United States from September 1996 to the present. This settlement is a milestone that removes significant market uncertainties surrounding the company. It is subject to the negotiation of definitive settlement documents and review and approval by the courts and the Federal Energy Regulatory Commission.

Although much remains to be done, we have made significant progress on our business plan. The board and management of El Paso will continue to be strong, focused, and flexible as we implement this plan.


                    EL PASO'S SLATE OF NOMINEES

                    We have announced an exceptional slate of director nominees to be voted on at the company's annual meeting in June 2003. El Paso's 12 Board nominees are:

                         o John M. Bissell - Chairman of the Board, BISSELL Inc. [bio]

                         o Juan Carlos Braniff - Vice Chairman, Grupo Financiero BBVA Bancomer [bio]

                         o James L. Dunlap - Business Consultant; Former Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation [bio]

                         o Robert W. Goldman - Business Consultant; Former Senior Vice President, Finance and Chief Financial Officer of Conoco Inc. [bio]

                         o Anthony W. Hall, Jr. - City Attorney, City of Houston, Texas [bio]

                         o Ronald L. Kuehn, Jr. - Chairman and Chief Executive Officer, El Paso Corporation [bio]

                         o    J. Carleton MacNeil, Jr. - Financial
                              Consultant, Securities and Investment
                              Brokerage [bio]

                         o Thomas R. McDade - Senior Partner, McDade Fogler Maines, L.L.P. [bio]

                         o J. Michael Talbert - Chairman of the Board, Transocean Inc. [bio]

                         o    Malcolm Wallop - Chairman, Western Strategy
                              Group [bio]

                         o John Whitmire - Chairman of the Board, CONSOL Energy, Inc. [bio]

                         o    Joe B. Wyatt - Chancellor Emeritus,
                              Vanderbilt University [bio]

                    BIOGRAPHICAL INFORMATION
                    JOHN M. BISSELL
                    Director since 2001
                    Chairman of the Board, BISSELL Inc.,
                    Grand Rapids, Michigan - Floor Care Appliance and Detergent Manufacturer
                    Age - 72
                    Lead Director
                    Member - Audit Committee
                    Member - Compensation Committee
                    Mr. Bissell served as a director of The Coastal
                    Corporation from 1985 to January 2001. During the past five years, Mr. Bissell has been the Chairman of the Board of BISSELL Inc. He has served in various executive capacities at BISSELL Inc. since 1966. Mr. Bissell served as a director of American Natural
                    Resources Company, parent holding company of ANR
                    Pipeline Company, from May 1983 to June 1996, at which time there was a reduction in the number of directors and he did not stand for re-election.

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                    JUAN CARLOS BRANIFF
                    Director since 1997
                    Vice Chairman, Grupo Financiero BBVA Bancomer
                    Mexico City, Mexico - Commercial Banking Institution
                    Age - 45
                    Chairman - Audit Committee
                    Member - Finance Committee
                    Mr. Braniff has served as Vice Chairman of Grupo Financiero BBVA Bancomer since October 1999. He served as Deputy Chief Executive Officer of Retail Banking from September 1994 to October 1999. He served as Executive Vice President of Capital Investments and Mortgage Banking from December 1991 to September 1994. Mr. Braniff is currently a member of the board of directors of Fomento Economico Mexicano, S.A. de C.V. and Coca Cola FEMSA, S.A. de C.V.

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                    JAMES L. DUNLAP
                    Director since 2003
                    Business Consultant
                    Age - 65
                    Member - Compensation Committee
                    Member - Governance Committee
                    Mr. Dunlap served as Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation from 1996 to 1999. He was responsible for exploration and production and the development of the international exploration business. For 33 years prior to that date, Mr. Dunlap served Texaco, Inc. in various positions, including Senior Vice President, President of Texaco USA, President and Chief Executive Officer of Texaco Canada Inc. and Vice Chairman of Texaco Ltd., London. Mr. Dunlap is currently a member of the Board of Directors of Massachusetts Mutual Life Insurance Company and a member of the corporation of Woods Hole Oceanographic Institution.

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                    ROBERT W. GOLDMAN
                    Director since 2003
                    Business Consultant
                    Age - 60
                    Chairman - Finance Committee
                    Member - Audit Committee
                    Mr. Goldman's primary occupation has been as a business consultant since October 2002. He served as Senior Vice President, Finance and Chief Financial Officer of Conoco Inc. from 1998 to 2002 and Vice President, Finance from 1991 to 1998. For more than five years prior to that date he held various executive positions with Conoco Inc. and E.I. Du Pont de Nemours & Co., Inc. Mr. Goldman was also formerly Vice President and Controller of Conoco Inc. and Chairman, Accounting Committee, American Petroleum Institute.

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                    ANTHONY W. HALL, JR.
                    Director since 2001
                    City Attorney, City of Houston, Texas
                    Age - 58
                    Member - Governance Committee
                    Member - Finance Committee
                    Mr. Hall served as a director of The Coastal
                    Corporation from August 1999 until January 2001. Mr. Hall has been City Attorney of the City of Houston since March 1998 and prior to that was a partner in the law firm of Jackson Walker, LLP.

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                    RONALD L. KUEHN, JR.
                    Director since 1999
                    Chairman of the Board and Chief Executive Officer,
                    El Paso Corporation
                    Houston, Texas - Diversified Energy Company
                    Age - 68
                    Mr. Kuehn has been Chairman of the Board and Chief Executive Officer since March 2003. From September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December 31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc. from June 1984 until his retirement on October 25, 1999. He was Chairman of the Board of Sonat Inc. from April 1986 until his retirement. He is a director of AmSouth Bancorporation, Praxair, Inc. and The Dun & Bradstreet Corporation.

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                    J. CARLETON MACNEIL, JR.
                    Director since 2001
                    Financial Consultant.
                    Age - 68
                    Member - Audit Committee
                    Member - Governance Committee
                    Mr. MacNeil served as a director of The Coastal Corporation from 1997 until January 2001. During the past five years, Mr. MacNeil's occupation has been securities brokerage and investments. Mr. MacNeil served as a director of American Natural Resources Company, parent holding company of ANR Pipeline Company from August 1993 until June 1996, at which time there was a reduction in the number of directors and he did not stand for re-election.

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                    THOMAS R. MCDADE
                    Director since 2001
                    Senior Partner, McDade Fogler Maines, L.L.P.
                    Houston, Texas - Law Firm
                    Age - 70
                    Member - Finance Committee
                    Mr. McDade served as a director of The Coastal Corporation from 1993 until January 2001. During the past five years, Mr. McDade has been the Senior Partner at the law firm of McDade Fogler Maines, L.L.P., Houston, Texas. He was with the Fulbright & Jaworski law firm for 30 years and became a partner in 1971 and Senior Partner and a member of the Senior Advisory Committee of that firm in 1989. Mr. McDade was a member of the Board of Directors of Equity Corporation International, and served on its Compensation Committee until its merger into Service Corporation International in January 1999.

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                    J. MICHAEL TALBERT
                    Director since 2003
                    Chairman of the
                    Board, Transocean Inc.
                    Houston, Texas - Offshore Drilling Company
                    Age - 56
                    Member - Compensation Committee
                    Member - Finance Committee
                    Mr. Talbert has been Chairman of the Board of Transocean Inc. since October 2002. He served as Chief Executive Officer of Transocean Inc. and its predecessor companies from 1994 until October 2002, and has been a member of its Board of Directors since 1994. He served as President and Chief Executive Officer of Lone Star Gas Company from 1990 to 1994. He served as President of Texas Oil & Gas Company from 1987 to 1990, and served in various positions at Shell Oil Company from 1970 to 1982. Mr. Talbert is a past Chairman of the National Ocean Industries Association and a member of the University of Akron's College of Engineering Advancement Council.



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                    MALCOLM WALLOP
                    Director since 1995
                    Chairman, Western Strategy Group
                    Arlington, Virginia - Political Foundation
                    President, Frontiers of Freedom Foundation
                    Arlington, Virginia - Consulting Group
                    Age - 70
                    Chairman - Governance Committee
                    Member - Audit Committee

                    Mr. Wallop became Chairman of Western Strategy Group in January 1999, and has been President of Frontiers of Freedom Foundation since January 1996. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc. and Sheridan State Bank.


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                    JOHN WHITMIRE
                    Director since 2003
                    Chairman of the Board, CONSOL Energy, Inc.
                    Pittsburgh, Pennsylvania - Multifuel Energy Provider and Energy Service Provider
                    Age - 62
                    Member - Compensation Committee
                    Mr. Whitmire has been chairman of CONSOL Energy, Inc. since March 1999. He has served as Chairman and CEO of Union Texas Petroleum Holdings, Inc. from 1996 to 1998, and spent over 30 years serving Phillips Petroleum Company in various positions including Executive Vice President of Worldwide Exploration and Production from 1992 to 1996 and Vice President of North American Exploration and Production from 1988 to 1992. He also served as a member of the Board of Directors of Phillips Petroleum Company from 1994 to 1996. He is a member of the Board of Directors of GlobalSantaFe.

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                    JOE B. WYATT
                    Director since 1999
                    Chancellor Emeritus, Vanderbilt University
                    Nashville, Tennessee - Higher Education
                    Age - 67
                    Chairman - Compensation Committee
                    Member - Governance Committee
                    Mr. Wyatt has been Chancellor Emeritus of Vanderbilt University since August 2000. For more than five years prior to that date, he served as Chancellor, Chief Executive Officer and Trustee of Vanderbilt University. From 1994 until October 1999, Mr. Wyatt was a director of Sonat Inc. He is a member of the Board of Directors of Ingram Micro, Inc. and Hercules, Inc.


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